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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report October 16, 2000
                                        ----------------
                        (Date of earliest event reported)


                               VISTEON CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)



       Delaware                        1-15827                  38-3519512
       --------                        -------                  ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


 5500 Auto Club Drive, Dearborn, Michigan                        48126
------------------------------------------                     ---------
(Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (800)-VISTEON
                                                           -------------






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                                      -2-

ITEM 5.   OTHER EVENTS.

         On October 16, 2000, we issued a press release reporting that the Company had completed the sale of its 49% interest in the "Conix Group" to Decoma International, Inc. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.                Description
-----------                -----------
99.1                       Press release dated October 16, 2000

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                                      -3-


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            VISTEON CORPORATION




Date:  October 16, 2000                     By:  /s/Stacy L. Fox
                                                --------------------------------
                                                Stacy L. Fox
                                                Senior Vice President,
                                                General Counsel and Secretary






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                                      -4-



                                  EXHIBIT INDEX


Exhibit No.                               Description                    Page
-----------                               -----------                    ----

Exhibit 99.1                          Press Release dated
                                      October 16, 2000
















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                                                                    EXHIBIT 99.1


                              [VISTEON LETTERHEAD]





NEWS RELEASE

DECOMA AND VISTEON ANNOUNCE SUCCESSFUL CONCLUSION OF CONIX JOINT VENTURE


TORONTO, ON, Oct. 16, 2000 - Decoma International Inc. (TSE: DEC.A, NASDAQ:
DECAF) and Visteon Corporation (NYSE: VC) have successfully completed the sale of Visteon's 49% interest in the "Conix Group" to Decoma. As the result of this action, Decoma now owns 100% of the Conix Group, a manufacturer of fascia, moulding and finishing components.

The purchase price for the Visteon interest was US$140 million, which was satisfied on closing by a cash payment of US$50 million and by the delivery of 9.5% subordinate debentures of Decoma totaling US$90 million due in 2003.

"Decoma is pleased with the manner in which Decoma and Visteon were able to conclude what has been a long and successful relationship," said Al Power, President and Chief Executive Officer, Decoma International. "The purchase of the Visteon minority interest will allow Decoma to consolidate the Conix Group operations with those of its existing facilities and is expected to generate significant strategic and operational synergies and cost savings opportunities."

"Visteon has had a strong working relationship with Decoma on this venture," said Steve Delaney, Vice President, Interior/Exterior Systems, Visteon Corporation. "We believe it is in the best interest of both companies to sell Visteon's minority interest in the Conix Group which will enable us to reinvest the proceeds of the sale to other areas of our business."

The Conix Group operates fascia moulding and finishing operations in Canada, the United States, England and Belgium and has about 2,600 employees worldwide. Sales of the Conix group for the fiscal year ending July 31, 2000, were Cdn$720 million. Net earnings for the period were Cdn$31 million. Prior to the completion of this transaction, the results of the Conix group were reported by Decoma on a 51% proportionally consolidated basis. Visteon's interest in Conix has been reported in overall Visteon results on an unconsolidated basis.

Decoma designs, engineers and manufactures automotive fascias and related components, plastic body panels and exterior appearance systems for cars and light trucks, principally for automobile manufacturers in North America, Mexico and Europe. Decoma has approximately 5,900 employees in 14 manufacturing and engineering facilities in Canada, the United States, Mexico, Belgium and England.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 23 countries. It has 81,000 employees working in three business segments: Dynamics and Energy Conversion; Comfort, Communication and Safety; and Glass.

This press release contains statements which, to the extent that they are not recitations of historical fact, constitute "forward looking statements" within the meaning of applicable securities legislation. The words "estimate, anticipate, believe, expect" and similar expressions are intended to identify forward looking statements. Such statements involve important risks and uncertainties that may cause actual results or anticipated events to be materially different from those expressed or implied herein. These factors include, but are not limited to, industry cyclicality, changes in the economic and competitive environments and changes in customer relationships. In this regard, readers are referred to Decoma's and Visteon's respective SEC filings.


      Visteon news releases, photographs and product specification details are available at www.visteon.com

              Decoma news releases are available at www.decoma.com